Schedule 14A Information required in proxy statement.
                    Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[    ]  Preliminary Proxy Statement
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[    ]  Definitive Additional Materials
[    ]  Soliciting Material Pursuant to Section 240.149-11(c) or
        Section 240.14a-12

Dean Witter Premier Income Trust . . . . . . . . .
       (Name of Registrant as Specified in its Charter)


Marilyn K. Cranney . . . . . . . . . . . . . . . . . . . . . . .
           (Name of Person(s) Filing Proxy Statement)

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        Act Rule 14a-6(j)(3)
[    ]  Fee computed on table below per Exchange Act Rules
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 1)  Title of each class of securities to which transaction
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. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


2)   Aggregate number of securities to which transaction applies:

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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4)   Proposed maximum aggregate value of transaction:

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     state how it was determined.

[    ]  Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify the filing for
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        previous filing by registration statement number, or the
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

                       DEAN WITTER PREMIER INCOME TRUST
                              -------------------
                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD FEBRUARY 17, 1995
                              -------------------

   A Special Meeting of Shareholders of DEAN WITTER PREMIER INCOME TRUST (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, will be held in the Conference Center, Sixty-First Floor, 2 World Trade Center, New York, New York 10048, on February 17, 1995, at 9:00 a.m., New York City time, for the following purposes:


       1. To approve or disapprove a new sub-advisory agreement between Dean Witter InterCapital Inc. ("InterCapital" or the "Investment Manager") and BlackRock Financial Management L.P. ("BlackRock" or the "Sub-Adviser"); and

       2. To transact such other business as may properly come before the Meeting or any adjournments thereof.


   Shareholders of record as of the close of business on January 5, 1995 are entitled to notice of and to vote at the Meeting. If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy promptly in the envelope provided for that purpose.


   In the event that the necessary quorum to transact business at the Meeting or the vote required to approve or reject any proposal is not obtained, the persons named as proxies may propose one or more adjournments of the meeting for a total of not more than 60 days in the aggregate to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Trust's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposal 1 and will vote against any such adjournment those proxies to be voted against that proposal.

                               SHELDON CURTIS,
                                  Secretary


January 9, 1995
New York, New York


                                  IMPORTANT
  YOU CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO BE PRESENT IN PERSON, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       DEAN WITTER PREMIER INCOME TRUST

               TWO WORLD TRADE CENTER, NEW YORK, NEW YORK 10048

                              -------------------
                               PROXY STATEMENT
                              -------------------

                       SPECIAL MEETING OF SHAREHOLDERS
                              FEBRUARY 17, 1995

   This statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board") of DEAN WITTER PREMIER INCOME TRUST (the "Trust"), for use at the Special Meeting of Shareholders of the Trust to be held on February 17, 1995 (the "Meeting"), and at any adjournments thereof.


   If the enclosed form of proxy is properly executed and returned in time to be voted at the Meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked proxies will be voted in favor of Proposal 1 as set forth in the attached Notice of Special Meeting of Shareholders. A proxy may be revoked at any time prior to its exercise by any of the following: written notice or revocation to the Secretary of the Trust, execution and delivery of a later dated proxy to the Secretary of the Trust, or attendance and voting at the Meeting.


   Shareholders of record as of the close of business on January 5, 1995, the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting, are entitled to one vote for each share held and a fractional vote for a fractional share. On January 5, 1995, there were outstanding 4,557,465 shares of beneficial interest of the Trust, all with $.01 par value. No person was known to own as much as 5% of the outstanding shares of the Trust on that date. The Trustees and officers of the Trust, together, owned less than 1% of the Trust's outstanding shares on that date. The percentage ownership of shares of beneficial interest of the Trust changes from time to time depending on purchases and redemptions by Shareholders and the total number of shares outstanding.

   The cost of soliciting proxies for the Meeting will be borne by BlackRock. The Trust will not be required to bear any of such expenses. The solicitation of proxies will be by mail, which may be supplemented by solicitation by mail, telephone or otherwise through Trustees and officers of the Trust and officers and regular employees of InterCapital, without special compensation, or by proxy solicitors paid by BlackRock. The first mailing of this proxy statement is expected to be made on or about January 9, 1995.


   All information contained in this Proxy Statement concerning the Trust, the Investment Manager or affiliates of the Investment Manager has been supplied by each of such persons, respectively. All information contained in this Proxy Statement regarding BlackRock or PNC Bank, N.A. ("PNC") or their respective affiliates has been supplied by BlackRock or PNC, respectively.
     (1) APPROVAL OR DISAPPROVAL OF A NEW SUB-ADVISORY AGREEMENT BETWEEN DEAN WITTER INTERCAPITAL INC. AND BLACKROCK FINANCIAL MANAGEMENT L.P.

BACKGROUND

   Pursuant to an investment management agreement (the "Investment Management Agreement") entered into by the Trust and Dean Witter InterCapital Inc. ("InterCapital" or the "Investment Manager"), the

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


Investment Manager has entered into a sub-advisory agreement (the "Current Sub-Advisory Agreement") with BlackRock Financial Management L.P. ("BlackRock" or the "Sub-Adviser") to furnish investment advisory services to the Trust. The Current Sub-Advisory Agreement, dated June 30, 1993, was initially approved by the Board, including all of the Independent Trustees then serving, at a special meeting held on October 30, 1992. The Current Sub-Advisory Agreement was approved by Shareholders at a special meeting of Shareholders on January 12, 1993, called for such purpose.

   On June 16, 1994, the partners of the Sub-Adviser entered into a definitive agreement to sell their partnership interests in the Sub-Adviser to PNC Bank, N.A. ("PNC"), headquartered in Pittsburgh, Pennsylvania, for $240 million in the form of cash and notes (the "Transaction"). The Transaction, which was subject to bank regulatory approval, is expected to close in February, 1995 and is subject to various conditions. After the closing of the Transaction, BlackRock will retain its name and will continue to operate out of its New York office. All members of the Sub-Adviser's senior management team have agreed to sign long-term employment contracts and will be responsible for managing the day-to-day affairs of the Sub-Adviser. Following the closing of the Transaction, the Sub-Adviser will become a wholly-owned corporate subsidiary of PNC Asset Management Group, Inc., the holding company for PNC's asset management business.

   PNC is a commercial bank offering a wide range of domestic and international commercial banking, retail banking and trust services to its customers. Its principal office is located in Pittsburgh, Pennsylvania. At December 31, 1993, PNC had approximate total assets of $40.6 billion, total deposits of $21.0 billion, total loans (net of unearned income) of $22.1 billion and total equity capital of $2.8 billion. At September 30, 1994, the corresponding amounts approximated $44.8 billion, $24.7 billion, $25.1 billion and $3.3 billion, respectively. PNC's primary federal bank regulatory authority is the Office of the Comptroller of the Currency.

   PNC is a wholly-owned indirect subsidiary of PNC Bank Corp. (the "Holding Company"), a bank holding company organized under the laws of the Commonwealth of Pennsylvania. The Holding Company was incorporated in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, the Holding Company has diversified its geographical presence and product capabilities through numerous strategic acquisitions and the formation of various non-banking subsidiaries. At September 30, 1994, the Holding Company operated ten banking subsidiaries in Pennsylvania, Delaware, Indiana, Kentucky, Massachusetts, New Jersey and Ohio and 84 non-banking subsidiaries. At December 31, 1993, the Holding Company had approximate total assets of $62.1 billion, total deposits of $33.1 billion, total loans (net of unearned income) of $33.3 billion and total shareholders' equity of $4.3 billion. At September 30, 1994, the corresponding amounts were $64.0 billion, $33.6 billion, $35.7 billion and $4.4 billion, respectively. Based on September 30, 1994 total assets, the Holding Company was the twelfth largest bank holding company in the United States. As of September 30, 1994, the Holding Company and its subsidiaries managed $24.0 billion of registered investment company assets. These assets are held in three different proprietary mutual fund families as well as in one or more individual portfolios of an additional six non-proprietary mutual funds. The Holding Company and its subsidiaries employed approximately 21,100 persons on an average full-time equivalent basis for the first nine months of 1994.

   The Holding Company delivers a full range of banking products and services to its customers through four lines of business: Corporate Banking, Retail Banking, Investment Management and Trust, and Investment Banking. For the most part, these products and services are distributed through the Holding Company's retail banking and mortgage origination office networks or its wholesale banking offices in certain major metropolitan areas located in the United States.


   The Current Sub-Advisory Agreement, as required by Section 15 of the Investment Company Act of 1940, as amended (the "1940 Act"), provides for its automatic termination in the event of its assignment. Any change of control of the Sub-Adviser, including the sale of the Sub-Adviser to PNC pursuant to the terms of the Transaction, could be deemed to be an assignment and, therefore, the automatic termination of the Current Sub-Advisory Agreement.

APPROVAL OF NEW SUB-ADVISORY AGREEMENT

   In order to assure continuity of investment advisory services to the Trust by the Sub-Adviser after the Transaction, the Board met in person on October 20, 1994, for the purpose of considering whether it would be in the best interests of the Trust and its shareholders for InterCapital to enter into a new sub-advisory agreement with the Sub-Adviser (the "New Sub-Advisory Agreement") to take effect upon consummation of the Transaction. At its meeting, and for the reasons discussed below (see "The Board's Consideration"), the Board, including each of the Trustees who are not "interested persons" of the Trust, as that term is defined in the 1940 Act (the "Independent Trustees"), unanimously approved the New Sub-Advisory Agreement and recommended it for approval by Shareholders. The New Sub-Advisory Agreement is identical to the Current Sub-Advisory Agreement except for the effective date and the stated expiration date.

   THE BOARD, INCLUDING ALL OF THE INDEPENDENT TRUSTEES, RECOMMENDS THAT SHAREHOLDERS APPROVE THE NEW SUB-ADVISORY AGREEMENT TO REPLACE THE CURRENT SUB-ADVISORY AGREEMENT UPON CONSUMMATION OF THE TRANSACTION.


THE BOARD'S CONSIDERATION


   At its meeting on October 20, 1994, the Board, including each of the Independent Trustees, considered the possible effects on the Trust as a result of the Transaction and evaluated the New Sub-Advisory Agreement. The Independent Trustees requested and received all information they deemed necessary to their evaluation of the terms of the New Sub-Advisory Agreement. In evaluating the effect of the Transaction on the Sub-Adviser, the Board viewed as significant the fact that the ability of the Sub-Adviser to continue to provide quality investment advisory services will likely be unaffected by the Transaction because the members of Sub-Adviser's senior management team have all agreed to sign long-term employment contracts and will continue to be responsible for managing the day-to-day affairs of the Sub-Adviser. The Board also took note of the financial resources available to the Sub-Adviser through PNC subsequent to the Transaction. The Board considered the nature, quality and extent of services provided by the Sub-Adviser to the Trust and the benefits derived by the Sub-Adviser. The Board also considered comparative fees, expenses and performance information with respect to investment companies similar to the Trust. In addition, the Board discussed and reviewed the terms and provisions of the New Sub-Advisory Agreement. Specifically, the Board noted that the fees payable under the New Sub-Advisory Agreement are identical to the fees presently in effect under the Current Sub-Advisory Agreement.


   Based upon the Board's review and evaluations of these materials and its consideration of all factors deemed relevant, the Board determined that the New Sub-Advisory Agreement is reasonable, fair and in the best interests of the Trust and its Shareholders. Accordingly, the Board, including all of the Independent Trustees, approved the New Sub-Advisory Agreement and voted to recommend its approval to the Trust's Shareholders.

THE SUB-ADVISORY AGREEMENT

   The Current Sub-Advisory Agreement requires that the Sub-Adviser provide the Trust with investment advisory services with respect to investments in the Trust's portfolio securities and to obtain and evaluate such information and advice relating to the economy, securities markets and securities as it deems necessary or useful to discharge its duties under the Current Sub-Advisory Agreement. Under the Current Sub-Advisory Agreement, the Sub-Adviser is charged with the responsibility of making the determination as to which securities the Trust should purchase or sell or otherwise dispose of and with the timing of those decisions. All securities transactions are periodically reviewed by the Investment Manager and are, in every instance, subject to the overall supervision of the Investment Manager. The Trustees review the portfolio of the Trust at their semiannual portfolio review meetings.

   The Current Sub-Advisory Agreement provides that the Sub-Adviser shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall, from time to time, determine to be necessary or useful in the performance of its obligations under the Current Sub-Advisory Agreement. The Sub-Adviser also bears other costs of rendering the investment advisory services performed by it pursuant to the Current Sub-Advisory Agreement, including such clerical help and bookkeeping services as it may require.


   In return for the services it renders under the Current Sub-Advisory Agreement, the Sub-Adviser is paid by the Investment Manager monthly compensation equal to 40% of the Investment Manager's compensation receivable pursuant to the Investment Management Agreement. Any subsequent change in the Investment Management Agreement which has the effect of raising or lowering the compensation of the Investment Manager will have the concomitant effect of raising or lowering the fee payable to the Sub-Adviser. During the fiscal year ended October 31, 1994, the Investment Manager accrued to the Sub-Adviser compensation under the Sub-Advisory Agreement of $122,549, which was equal to 40% of the investment management fee of $306,372 accrued by the Trust to the Investment Manager under the Investment Management Agreement during that fiscal year.


   The Current Sub-Advisory Agreement provides that the operating expenses of the Trust are subject to applicable limitations under rules and regulations of states where the Trust is authorized to sell its shares. In the event the operating expenses of the Trust, including amounts payable to the Investment Manager pursuant to the Investment Management Agreement, exceed the expense limitations applicable to the Trust imposed by the securities laws or regulations thereunder, the Sub-Adviser will reduce its advisory fee to the extent of 40% of such excess. During the fiscal year ended October 31, 1994, the Trust's expenses did not exceed the expense limitations applicable to the Trust.

   The Investment Manager and Sub-Adviser have agreed, pursuant to the Current Sub-Advisory Agreement, that neither the Investment Manager nor the Sub-Adviser nor any of their affiliates which contain the names "Dean Witter" or "BlackRock," respectively, will undertake to act as investment adviser or sub-adviser for any U.S. registered open-end investment company other than the Trust, which is sold primarily to retail investors and which utilizes the same techniques utilized by the Sub-Adviser in connection with its sub-advisory services to the Trust and whose investment objective and policies and general asset allocation are the same as those of the Trust and which is sponsored, distributed or managed by a U.S. registered broker-dealer or one of its affiliates.

   The Current Sub-Advisory Agreement provides that the Trust, to the full extent permitted by applicable law, shall indemnify the Sub-Adviser and each of the Sub-Adviser's partners, officers, employees and agents who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Trustee, partner, officer, employee, or agent of the Trust or the Sub-Adviser acting in its capacity as Sub-Adviser (an "Indemnified Person"). The indemnification shall be against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

   The Current Sub-Advisory Agreement also provides that the Trust shall indemnify any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or on behalf of the Trust to obtain a judgment or decree in its favor by reason of the fact that he is or was a Trustee, officer, employee, or agent of the Trust or the Sub-Adviser acting in its capacity as Sub-Adviser. The indemnification shall be against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust; except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Trust, except to the extent that the court in which the action or suit was brought, or a court of equity in the county in which the Trust has its principal office, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for those expenses which the court shall deem proper, provided such Indemnified Person is not adjudged to be liable by reason of his willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

   The Current Sub-Advisory Agreement provides that it shall continue in effect until April 30, 1994 and that, after its initial period of effectiveness, it will continue from year to year thereafter provided such continuance is approved at least annually by the vote of a majority, as defined in the 1940 Act, of the outstanding voting securities of the Trust or by the Trustees of the Trust, and, in either event, by the vote cast in person by a majority of such Trustees who are not parties to the Current Sub-Advisory Agreement or "interested persons" of any such party (as defined in the 1940 Act) at a meeting called for the purpose of voting on such approval. The Current Sub-Advisory Agreement was last continued on April 8, 1994.

   The Current Sub-Advisory Agreement also provides that it may be terminated at any time by the Sub-Adviser, the Investment Manager, the Trustees of the Trust or by a vote of the majority of the outstanding voting securities of the Trust, in each instance without the payment of any penalty, on thirty days notice and will automatically terminate upon assignment.


THE INVESTMENT MANAGER AND THE PRINCIPAL UNDERWRITER

   Dean Witter InterCapital ("InterCapital") is the Trust's investment manager. InterCapital maintains its offices at Two World Trade Center, New York, New York 10048. InterCapital, which was incorporated in July, 1992, is a wholly-owned subsidiary of Dean Witter, Discover & Co. ("DWDC"), a balanced financial services organization providing a broad range of nationally marketed credit and investment products. In an internal reorganization which took place in January, 1993, InterCapital assumed the investment advisory, management and administrative activities previously performed by the InterCapital Division of DWR. InterCapital also manages and advises or administers portfolios of other investment companies and pension plans and other institutional and individual investors.


   The Principal Executive Officers and Directors of InterCapital, and their principal occupations, are:


   Philip J. Purcell, Chairman of the Board of Directors and Chief Executive Officer of DWDC and Dean Witter Reynolds Inc. ("DWR") and Director of InterCapital, Dean Witter Services Company Inc. ("DWSC") and Dean Witter Distributors Inc. ("Distributors"); Richard M. DeMartini, President and Chief Operating Officer of Dean Witter Capital, Executive Vice President of DWDC and Director of Dean Witter Trust Company ("DWTC"), DWSC, DWR, Distributors and InterCapital; James F. Higgins, President and Chief Operating Officer of Dean Witter Financial, Executive Vice President of DWDC and Director of DWTC, DWSC, DWR, Distributors and InterCapital; Charles A. Fiumefreddo, Executive Vice President and Director of DWR, Chairman of the Board of Directors, Chief Executive Officer and Director of InterCapital, DWSC

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


and Distributors and Chairman of the Board of Directors and Director of DWTC; Christine A. Edwards, Executive Vice President, Secretary and General Counsel of DWDC, Executive Vice President, Secretary, General Counsel and Director of DWR, Executive Vice President, Secretary, Chief Legal Officer and Director of Distributors and Director of InterCapital and DWSC; and Thomas C. Schneider, Executive Vice President and Chief Financial Officer of DWDC and Executive Vice President, Chief Financial Officer and Director of DWSC, DWR, Distributors and InterCapital.


   Messrs. Fiumefreddo and Purcell also serve as Trustees of the Trust. Messrs. Fiumefreddo and Purcell and certain other officers of the Trust own securities of DWDC which, in the aggregate, constitute less than 1% of the securities of each class outstanding.


   The business address of the foregoing Directors and Executive Officers is Two World Trade Center, New York, New York 10048.

   InterCapital and its wholly-owned subsidiary, DWSC, serve in various investment management, advisory, management and administrative capacities to ninety investment companies and to pension plans and other institutional and individual investors. Appendix I lists the investment companies for which InterCapital provides investment management services and which have similar investment objectives to that of the Trust, and sets forth the net assets and fees payable by such companies, including the Trust.

   Dean Witter Distributors Inc. ("Distributors") is the principal underwriter of the Trust. Distributors maintains its offices at Two World Trade Center, New York, New York 10048, and is a wholly-owned subsidiary of DWDC.

   DWDC has its offices at Two World Trade Center, New York, New York 10048. There are various lawsuits pending against DWDC involving material amounts which, in the opinion of its management, will be resolved with no material effect on the consolidated financial position of the company.

   During the fiscal year ended October 31, 1994, the Trust accrued to Dean Witter Trust Company, the Trust's Transfer Agent and an affiliate of the Investment Manager, transfer agency fees of $55,759.


THE SUB-ADVISER


   The Sub-Adviser, BlackRock Financial Management L.P., formerly Blackstone Financial Management L.P., is a Delaware limited partnership with offices at 345 Park Avenue, New York, New York 10154. The Sub-Adviser was organized in April, 1988 by Laurence D. Fink, Ralph L. Schlosstein and partners of The Blackstone Group ("Blackstone"), a private investment bank. The Sub-Adviser's general partner is BFM Management Partners L.P. ("BFM Management"), a Delaware limited partnership with offices at 345 Park Avenue, New York, New York 10154. The general partner of BFM Management is BFM Management Corp., a Delaware corporation, whose stock is owned by Messrs. Fink and Schlosstein. The Sub-Adviser currently serves as investment adviser to individual and institutional fixed income investors in the United States and overseas through several funds and separately managed accounts with combined total assets in excess of $22 billion as of September 30, 1994. Appendix II lists the investment companies for which the Sub-Adviser serves as investment adviser or sub-adviser and which have similar investment objectives to that of the Trust, and sets forth the net assets and fees payable by such companies, including the Trust.

   The Principal Executive Officers and Directors of the Sub-Adviser and their principal occupations are as follows: The business address of the Directors and Executive Officers of the Sub-Adviser is 345 Park Avenue, New York, New York 10154:

    NAME                                  POSITION
- - - ------------------------  ---------------------------------------
Laurence D. Fink          Chairman and Chief Executive Officer
Ralph L. Schlosstein      President
Robert S. Kapito          Vice Chairman
Henry Gabbay              Chief Operating Officer


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

AFFILIATED BROKER


   Because DWR and InterCapital are under the common control of DWDC, DWR is an affiliated broker of InterCapital. For the fiscal year ended October 31, 1994, the Trust paid no brokerage commissions to DWR.

VOTE REQUIRED

   The New Sub-Advisory Agreement must be approved at the Meeting by a majority of outstanding voting securities of the Trust. Such a majority means the affirmative vote of the holders of (a) 67% or more of the shares of the Trust present, in person or by proxy, at the Meeting, if the holders of more than 50% of the outstanding shares are so present, or (b) more than 50% of the outstanding shares of the Trust, whichever is less. If so approved, the New Sub-Advisory Agreement will become effective upon the closing of the Transaction and will continue in effect for an initial term expiring April 30, 1995. In the event the Shareholders do not approve the new Sub-Advisory Agreement by the required majority vote, the Board will take such action as it deems to be in the best interests of the Trust and its Shareholders, which may include calling a special meeting of Shareholders to vote on another new sub-advisory agreement.


                            ADDITIONAL INFORMATION

   In the event that the necessary quorum to transact business at the Meeting or the vote required to approve or reject any proposal is not obtained, the persons named as proxies may propose one or more adjournments of the Meeting for a total of not more than 60 days in the aggregate to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Trust's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposal 1 and will vote against any such adjournment those proxies required to be voted against that proposal.

                            SHAREHOLDERS PROPOSALS

   The Trust does not hold regular shareholders meetings. Proposals of Shareholders intended to be presented at the next meeting of Shareholders must be received a reasonable time prior to the mailing of the proxy materials sent in connection with the meeting, for inclusion in the proxy statement for that meeting.


                           REPORTS TO SHAREHOLDERS

   The Trust's most recent Annual Report, for the fiscal year ended October 31, 1994, is available without charge upon request from Adrienne Ryan at Dean Witter Trust Company, Harborside Financial Center, Plaza Two, Jersey City, New Jersey 07311 (telephone 1-800-526-3143) (toll-free).


                                OTHER BUSINESS


   The management knows of no other matters which may be presented at the Meeting. However, if any matters not now known properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy, or their substitutes, to vote all shares that they are entitled to vote on any such matter, utilizing such proxy in accordance with their best judgment on such matters.


                                By Order of the Board of Trustees
                                        SHELDON CURTIS
                                          Secretary

                                                                    APPENDIX I

   InterCapital serves as investment manager or investment adviser to the Trust and the other investment companies listed below which have similar investment objectives to that of the Trust, with the net assets shown as of January 5, 1995:

                                                    NET ASSETS AS    CURRENT INVESTMENT MANAGEMENT
                                                      OF 1/5/95         OR ADVISORY FEE RATE(S)
                                                   --------------  -------------------------------

 1. DEAN WITTER HIGH YIELD SECURITIES INC.*  ..... $  433,369,273  0.50% ON ASSETS UP TO $500
                                                                   MILLION, SCALED DOWN AT VARIOUS
                                                                   ASSET LEVELS TO 0.30% ON ASSETS
                                                                   over $3 billion

 2. DEAN WITTER U.S. GOVERNMENT SECURITIES TRUST*  $8,174,154,968  0.50% on assets up to $1 billion, scaled down at various
                                                                   asset levels to 0.30% on assets
                                                                   over $12.5 billion

 3. DEAN WITTER CONVERTIBLE SECURITIES TRUST*  ... $  174,194,592  0.60% on assets up to $750 million, scaled down at various
                                                                   asset levels to 0.425% on
                                                                   assets over $3 billion

4. DEAN WITTER FEDERAL SECURITIES TRUST*  .......  $  810,793,868  0.55% on assets up to $1 billion, scaled down at various
                                                                   asset levels to 0.35% on assets
                                                                   over $12.5 billion

 5. INTERCAPITAL INCOME SECURITIES INC.**  ....... $  204,238,900  0.50%

 6. HIGH INCOME ADVANTAGE TRUST** ................ $  151,302,657  0.75% on assets up to $250 million, scaled down at various
                                                                   asset levels to 0.30% on assets
                                                                   over $1 billion

 7. HIGH INCOME ADVANTAGE TRUST II** ............. $  202,805,272  0.75% on assets up to $250 million, scaled down at various
                                                                   asset levels to 0.30% on assets
                                                                   over $1 billion

 8. HIGH INCOME ADVANTAGE TRUST III** ............ $   78,367,321  0.75% on assets up to $250
                                                                   million, scaled down at various
                                                                   asset levels to 0.30% on assets
                                                                   over $1 billion

 9. DEAN WITTER INTERMEDIATE INCOME SECURITIES*  . $  225,223,829  0.60% on assets up to $500 million, scaled down at various
                                                                   asset levels to 0.30% on assets
                                                                   over $1 billion

10. DEAN WITTER WORLD WIDE INCOME TRUST*  ........ $  163,434,123  0.75% on assets up to $250 million, scaled down at various
                                                                   asset levels to 0.30% on assets
                                                                   over $1 billion

11. DEAN WITTER GOVERNMENT INCOME TRUST**  ....... $  466,123,342  0.60%

12. DEAN WITTER GLOBAL SHORT-TERM INCOME FUND INC.*$  147,474,747  0.55% on assets up to $500 million and 0.50% on assets
                                                                   over $500 million

13. DEAN WITTER PREMIER INCOME TRUST* ............ $   39,055,585  0.50% (of which 40% is paid to
                                                                   a Sub-Adviser)

14. DEAN WITTER SHORT-TERM U.S. TREASURY TRUST*  . $  323,036,274  0.35%

15. DEAN WITTER DIVERSIFIED INCOME TRUST*  ....... $  413,085,836  0.40%

16. DEAN WITTER SHORT-TERM BOND FUND* ............ $   31,381,279  0.70%(1)

17. DEAN WITTER HIGH INCOME SECURITIES*  ......... $  116,020,039  0.50%

                                I-1



                                                    NET ASSETS AS    CURRENT INVESTMENT MANAGEMENT
                                                      OF 1/5/95         OR ADVISORY FEE RATE(S)
                                                   --------------  -------------------------------
18. PRIME INCOME TRUST** ......................... $340,594,199    0.90% on assets up to $500
                                                                   million and 0.85% on assets
                                                                   over $500 million
19. DEAN WITTER RETIREMENT SERIES:*
    (a) U.S. GOVERNMENT SECURITIES SERIES  ....... $  2,864,594    0.65%(2)
    (b) INTERMEDIATE INCOME SECURITIES SERIES  ... $    555,249    0.65%(2)

20. DEAN WITTER VARIABLE INVESTMENT SERIES:***
    (a) QUALITY INCOME PLUS PORTFOLIO ............ $414,042,635    0.50%
    (b) HIGH YIELD PORTFOLIO ..................... $111,995,657    0.50%

21. DEAN WITTER SELECT DIMENSIONS INVESTMENT SERIES:***
    (a) DIVERSIFIED INCOME PORTFOLIO ............. $    402,625    0.40%(3)
    (b) NORTH AMERICAN GOVERNMENT SECURITIES                       0.65%(3) (of which 40% is paid
 PORTFOLIO ....................................... $    120,980    to a Sub-Adviser)



   * Open-end investment company.

   ** Closed-end investment company.

   *** Open-end investment company offered only to life insurance companies in connection with variable annuity and/or variable life insurance contracts.

   (1) InterCapital has undertaken to assume all operating expenses of Dean Witter Short-Term Bond Fund (except for any brokerage fees) and to waive the compensation provided for in its investment management agreement with that company until June 30, 1995.

   (2) InterCapital has undertaken to assume all operating expenses of the Series of Dean Witter Retirement Series (except for any brokerage fees and a portion of organizational expenses) and to waive the compensation provided for in its investment management agreement with that company in respect of each Series until such time as the pertinent Series has $50 million of net assets or until July 31, 1995, whichever occurs first.

   (3) InterCapital has undertaken to assume all operating expenses of the Portfolios of Dean Witter Select Dimensions Investment Series (except for any brokerage fees and a portion of organizational expenses) and to waive the compensation provided for in its investment management agreement with that company in respect of each Portfolio until such time as the pertinent Portfolio has $50 million of net assets or until May 9, 1995, whichever occurs first.

                                                                   APPENDIX II


   BlackRock Financial Management L.P. serves as investment adviser or sub-adviser for the Trust and the other registered investment companies listed below which have investment objectives similar to that of the Trust:

                                                             NET ASSETS AS      CURRENT
                                                            OF 12/31/94 (IN   ADVISORY FEE
ADVISER:                                                      THOUSANDS)          RATE
                                                           ---------------  --------------
THE BLACKROCK INCOME TRUST INC.* ......................... $  447,977       0.65%
THE BLACKROCK TARGET TERM TRUST INC.* ....................    859,827       0.45% (1)
THE BLACKROCK ADVANTAGE TERM TRUST INC.* .................     85,630       0.60% (2)
THE BLACKROCK STRATEGIC TERM TRUST INC.* .................    467,110       0.60% (3)
THE BLACKROCK 1998 TERM TRUST INC.* ......................    526,339       0.50% (4)
THE BLACKROCK NORTH AMERICAN GOVERNMENT INCOME TRUST
 INC.* ...................................................    348,355       0.60%
THE BLACKROCK INVESTMENT QUALITY TERM TRUST INC.*  .......    302,114       0.60% (5)
THE BLACKROCK 1999 TERM TRUST INC.* ......................    181,939       0.40%
THE BLACKROCK 2001 TERM TRUST INC.* ......................  1,142,882       0.40%
THE BLACKROCK BROAD INVESTMENT GRADE 2009 TERM TRUST
 INC.* ...................................................     34,838       0.55%
THE BFM INSTITUTIONAL TRUST INC.** .......................    128,867       0.30% (6)
INVESTMENT SUBADVISER:
THE BLACKROCK GOVERNMENT INCOME TRUST INC.** .............     56,993       0.25%
DEAN WITTER PREMIER INCOME TRUST** .......................     38,607       0.20%
SMITH BARNEY ADJUSTABLE RATE GOVERNMENT INCOME FUND**  ...    187,208       0.20%
ACCESSOR FUNDS, INC.--MORTGAGE SECURITIES PORTFOLIO**  ...     33,033       0.25% (7)
FRANK RUSSELL INVESTMENT COMPANY** .......................     80,523       0.25% (8)
SIERRA TRUST FUNDS:
U.S. GOVERNMENT FUND** ...................................    470,836       0.20% (9)
VARIABLE TRUST FUND*** ...................................     42,976       0.20% (9)

     * Closed-End Registered Investment Company

    ** Open-End Registered Investment Company

   *** Open-End Registered Investment Company offered through a variable annuity contract

   (1) This advisory fee rate remains in effect until December 31, 1996. Thereafter, the advisory fee rate changes to .30% per annum until the fund terminates on or about December 31, 2000. From inception through December 31, 1992 the advisory fee rate was .60%.

   (2) This advisory fee rate remains in effect until December 31, 1995. From January 1, 1996 until December 31, 2000, the advisory fee rate changes to .50% per annum. Thereafter, the advisory fee rate changes to .40% per annum until the fund terminates on or about December 31, 2005.

   (3) This advisory fee rate remains in effect until December 31, 1994. From January 1, 1995 until December 31, 1998, the advisory fee rate changes to .45% per annum. Thereafter, the advisory fee rate changes to .30% per annum until the fund terminates on or about December 31, 2002.

   (4) This advisory fee rate remains in effect until December 31, 1994. From January 1, 1995 until December 31, 1996, the advisory fee rate changes to .40% per annum. Thereafter, the advisory fee rate changes to .30% per annum until the fund terminates on or about December 31, 1998.

   (5) This advisory fee rate remains in effect until December 31, 1998. From January 1, 1999 until December 31, 2002, the advisory fee rate changes to .50% per annum. Thereafter, the advisory fee rate changes to .40% per annum until the fund terminates on or about December 31, 2004.

   (6) The BlackRock Institutional Trust is a series of no-load, open-end mutual funds which currently consist of the Short Duration Portfolio and the Core Fixed Income Portfolio. The Short Duration Portfolio's advisory fee rate is .30%, while the Core Fixed Income Portfolio's advisory fee rate is .35%. However the adviser currently has agreed to waive .05% of the Core Fixed Income Portfolio's fee.

   (7) Maximum fee that can be earned is .25% (portion of fee is fixed and balance based on performance).

   (8) .25% of 1st $100 million and .20% in excess of $100 million.

   (9) .20% of 1st $150 million and .15% in excess of $150 million. Once the new sub-advisory agreement is approved by shareholders, the sub-advisory fee is as follows: .185% on 1st $650 million, .15% on net assets in excess of $650 million but less than $1 billion, and .10% in excess of $1 billion.

                                II-1

                       DEAN WITTER PREMIER INCOME TRUST
              SPECIAL MEETING OF SHAREHOLDERS--FEBRUARY 17, 1995


                                    PROXY


   The undersigned hereby appoints EDMUND C. PUCKHABER, SHELDON CURTIS, ROBERT M. SCANLAN, or any of them, proxies, each with the power of substitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of the DEAN WITTER PREMIER INCOME TRUST on February 17, 1995 at 9:00 a.m., New York City time, and at any adjournment thereof, on the proposal set forth in the Notice of Meeting dated January 9, 1995:


   THIS PROXY IS SOLICITED BY THE TRUSTEES. THE TRUSTEES RECOMMEND A VOTE FOR THE PROPOSAL LISTED ON THE REVERSE SIDE HEREOF. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR IF NO CHOICE IS INDICATED.

                      (Continued, and to be dated and signed on reverse side.)

1. APPROVAL OF NEW SUB-ADVISORY AGREEMENT BETWEEN DEAN WITTER INTERCAPITAL INC. AND BLACKROCK FINANCIAL MANAGEMENT L.P.:
                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN
  and in their discretion in the transaction of any other business which may properly come before the meeting.

                                                                    062

Please sign personally. If the share is registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for corporations.
Dated


- - - -----------------------------------------------------------------------------
                                  Signature


- - - -----------------------------------------------------------------------------
                                  Signature


IMPORTANT: PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.